                                                                    Exhibit 4.44

================================================================================




                           THIRD AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                                      among



                               CRITICAL PATH, INC.

                       GENERAL ATLANTIC PARTNERS 74, L.P.,

                       GAP COINVESTMENT PARTNERS II, L.P.,

                                  GAPSTAR, LLC,

                               GAPCO GMBH & CO. KG

                                       and

                         THE OTHER PARTIES LISTED HEREIN



                          ----------------------------
                              Dated: March 9, 2004
                          ----------------------------




================================================================================

                                TABLE OF CONTENTS

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

1.      Definitions...................................................................2

2.      General; Securities Subject to this Agreement.................................7
        (a)    Grant of Rights........................................................7
        (b)    Registrable Securities.................................................7
        (c)    Holders of Registrable Securities......................................7

3.      Demand Registration...........................................................8
        (a)    Request for Demand Registration........................................8
        (b)    Incidental or "Piggy-Back" Rights with Respect to a Demand Registration9
        (c)    Effective Demand Registration..........................................9
        (d)    Expenses...............................................................9
        (e)    Underwriting Procedures...............................................10
        (f)    Selection of Underwriters.............................................10

4.      Incidental or "Piggy-Back" Registration......................................11
        (a)    Request for Incidental Registration...................................11
        (b)    Expenses..............................................................11

5.      Holdback Agreements..........................................................11
        (a)    Restrictions on Public Sale by Designated Holders.....................11
        (b)    Restrictions on Public Sale by the Company............................12

6.      Registration Procedures......................................................12
        (a)    Obligations of the Company............................................12
        (b)    Seller Information....................................................15
        (c)    Notice to Discontinue.................................................15
        (d)    Registration Expenses.................................................15

7.      Indemnification; Contribution................................................16
        (a)    Indemnification by the Company........................................16
        (b)    Indemnification by Designated Holders.................................16
        (c)    Conduct of Indemnification Proceedings................................17
        (d)    Contribution..........................................................17

8.      Rule 144.....................................................................18

9.      Miscellaneous................................................................18
        (a)    Recapitalizations, Exchanges, etc.....................................18
        (b)    No Inconsistent Agreements............................................19
        (c)    Remedies..............................................................19
        (d)    Amendments and Waivers................................................19
        (e)    Notices...............................................................19
        (f)    Successors and Assigns; Third Party Beneficiaries.....................22

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
        (g)    Counterparts..........................................................22
        (h)    Headings..............................................................22
        (i)    Governing Law.........................................................23
        (j)    Severability..........................................................23
        (k)    Rules of Construction.................................................23
        (l)    Entire Agreement......................................................23
        (m)    Further Assurances....................................................23
        (n)    Other Agreements......................................................23
        (o)    Effective Date and Termination........................................23

                           THIRD AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

        THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated March 9, 2004 (this "Agreement"), among Critical Path, Inc., a California corporation (the "Company"), General Atlantic Partners 74, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment"), GapStar, LLC, a Delaware limited liability company ("GapStar"), GAPCO GmbH & Co. KG, a German limited partnership ("GmbH Coinvestment"), Cenwell Limited ("Cenwell"), Campina Enterprises Limited ("Campina"), Great Affluent Limited ("Great Affluent"), Dragonfield Limited ("Dragonfield"), Lion Cosmos Limited ("Lion Cosmos"), Vectis CP Holdings, LLC, a Delaware limited liability company ("Vectis"), Permal U.S. Opportunities Limited ("Permal"), Zaxis Equity Neutral, L.P. ("Zaxis Equity"), Zaxis Institutional Partners, L.P. ("Zaxis Institutional"), Zaxis Offshore Limited ("Zaxis Offshore"), Zaxis Partners, L.P. ("Zaxis Partners"), Guggenheim Portfolio Company XIII ("Guggenheim" and collectively with Permal, Zaxis Equity, Zaxis Institutional, Zaxis Offshore and Zaxis Partners, "Apex Capital"), Passport Master Fund, L.P. ("Passport Capital"), Crosslink Crossover Fund IV, L.P. ("Crosslink"), Sagamore Hill Hub Fund, Ltd. ("Sagamore"), Criterion Capital Partners, Ltd. ("Criterion Limited"), Criterion Capital Partners, Institutional ("Criterion Institutional"), Criterion Capital Partners, L.P. ("Criterion LP" and together with Criterion Limited and Criterion Institutional, "Criterion") and Capital Ventures International ("Heights Capital");

        WHEREAS, pursuant to the Stock and Warrant Purchase Agreement, dated November 8, 2001, as amended from time to time (the "Stock Purchase Agreement"), among the Company, GAP LP, GAP Coinvestment, GapStar, Cenwell, Campina and Vectis, the Company has (i) issued and sold to GAP LP, GAP Coinvestment, GapStar, Cenwell, Campina and Vectis, an aggregate of 2,162,582 shares of Series D Cumulative Redeemable Convertible Participating Series D Preferred Stock, par value $0.001 per share, of the Company, as amended from time to time (the "Series D Preferred Stock"), (ii) issued and delivered to GAP LP, GAP Coinvestment and GapStar an aggregate of 1,837,418 shares of Series D Preferred Stock in exchange for a certain amount of convertible subordinated notes of the Company and (iii) issued and sold to GAP LP, GAP Coinvestment and GapStar warrants to purchase shares of Common Stock (as hereinafter defined) (the "Warrants");

        WHEREAS, pursuant to the Convertible Note Purchase and Exchange Agreement, dated November 18, 2003 (the "Convertible Note Purchase and Exchange Agreement"), among the Company, GAP LP, GAP Coinvestment, GapStar, GAP-W, LLC, a Delaware limited liability company, GmbH Coinvestment, Campina, Cenwell, Great Affluent, Dragonfield and Lion Cosmos, as amended, (i) the Company has issued and sold to GAP LP, GAP Coinvestment, GapStar and GmbH Coinvestment convertible promissory notes (the "GA Notes") which are convertible into shares, par value $0.001 per share, of Series E Redeemable Convertible Preferred Stock of the Company (the "Series E Preferred Stock") and (ii) Campina, Cenwell, Great Affluent, Dragonfield and Lion Cosmos agreed upon the satisfaction of certain conditions to exchange their CK Sub Notes (as hereinafter defined) for shares of Series E Preferred Stock;

        WHEREAS, pursuant to the Convertible Note Purchase Agreement, dated January 16, 2004, among the Company, Permal, Zaxis Equity, Zaxis Institutional, Zaxis Offshore, Zaxis Partners and Passport Capital (the "January Convertible Note Agreement"), the Company has issued and sold to Permal, Zaxis Equity, Zaxis Institutional, Zaxis Offshore, Zaxis Partners and Passport Capital convertible promissory notes (the "January 2004 Notes") which are convertible into shares of Series E Preferred Stock;

        WHEREAS, pursuant to the Convertible Note Purchase Agreement, dated March 9, 2004, among the Company, Apex Capital, Crosslink, Sagamore, Criterion and Heights Capital (the "March Convertible Note Agreement" and, together with the January Convertible Note Agreement, the "Convertible Note Agreements"), the Company has issued and sold to Apex Capital, Crosslink, Sagamore, Criterion and Heights Capital convertible promissory notes in the principal amount of up to $18,500,000 (the "March 2004 Notes" and, collectively with the GA Notes and the January 2004 Notes, the "Notes") which are convertible into shares of Series E Preferred Stock; and

        WHEREAS, in order to induce (i) each of GAP LP, GAP Coinvestment, GapStar, GmbH Coinvestment, Apex Capital, Passport Capital, Crosslink, Sagamore, Criterion and Heights Capital to purchase the Notes and (ii) Campina, Cenwell, Great Affluent, Dragonfield and Lion Cosmos to exchange the CK Sub Notes for shares of Series E Preferred Stock, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement:

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

               "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

               "Amended and Restated Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement, dated the date hereof, among the Company, GAP LP, GAP Coinvestment, GapStar, GmbH Coinvestment and the Persons listed therein as "Coinvestors."

               "Apex Capital" has the meaning set forth in the preamble to this Agreement.

               "Apex Stockholders" means Apex Capital, Passport Capital, Crosslink, Sagamore, Criterion and Heights Capital and any Affiliate thereof that, after the date hereof, acquires Registrable Securities.

               "Approved Underwriter" has the meaning set forth in Section 3(f) of this Agreement.

               "Board of Directors" means the Board of Directors of the Company.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

               "Campina" has the meaning set forth in the preamble to this Agreement.

               "Cenwell" has the meaning set forth in the preamble to this Agreement.

               "Coinvestor Stockholders" means Cenwell, Campina, Great Affluent, Dragonfield, Lion Cosmos and any Affiliate thereof that, after the date hereof, acquires Registrable Securities.

               "CK Sub Notes" means the 53/4% Convertible Subordinated Notes due April 1, 2005 issued by the Company in the principal face amount of thirty-two million seven hundred ninety-five thousand dollars ($32,795,000), pursuant to the Company's Indenture, dated March 31, 2000.

               "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

               "Common Stock" means the Common Stock, par value $0.001 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

               "Company" has the meaning set forth in the preamble to this Agreement.

               "Company Underwriter" has the meaning set forth in Section 4(a) of this Agreement.

               "Conversion" has the meaning set forth in the Convertible Note Agreements.

               "Conversion and Exchange" has the meaning set forth in the Convertible Note Purchase and Exchange Agreement.

               "Convertible Note Purchase and Exchange Agreement" has the meaning set forth in the recitals to this Agreement.

               "Convertible Note Agreements" has the meaning set forth in the recitals to this Agreement.

               "Criterion" has the meaning set forth in the preamble to this Agreement.

               "Crosslink" has the meaning set forth in the preamble to this Agreement.

               "Daily Trade Amount" means, (a) as to each of the General Atlantic Stockholders, the Coinvestor Stockholders, the Vectis Stockholders and the Apex Stockholders (other than Passport Capital, Crosslink, Sagamore, Criterion and Heights Capital), the greater of (i) with respect to any date a proposed sale pursuant to a Registration Statement is to be executed, 20% of the daily trading volume of the Common Stock on the Nasdaq National Market System on the date a proposed trade is to take place and (ii) 20% of the average daily trading volume of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date, (b) as to Passport Capital, the greater of (i) 6.7% of the daily trading volume of the Common Stock on the Nasdaq National Market System on the date a proposed trade is to take place and
(ii) 6.7% of the average daily trading volume of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date, (c) as to Crosslink, the greater of (i) 8.9% of the daily trading volume of the Common Stock on the Nasdaq National Market System on the date a proposed trade is to take place and (ii) 8.9% of the average daily trading volume of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date, (d) as to Sagamore, the greater of (i) 5.3% of the daily trading volume of the Common Stock on the Nasdaq National Market System on the date a proposed trade is to take place and (ii) 5.3% of the average daily trading volume of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date, (e) as to Criterion, the greater of (i) 6.2% of the daily trading volume of the Common Stock on the Nasdaq National Market System on the date a proposed trade is to take place and (ii) 6.2% of the average daily trading volume of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date and
(f) as to Heights Capital, the greater of (i) 3.6% of the daily trading volume of the Common Stock on the Nasdaq National Market System on the date a proposed trade is to take place and (ii) 3.6% of the average daily trading volume of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date; provided, however, that for the purpose of calculating the Daily Trade Amount, a block trade effected by a party outside the Nasdaq National Market System shall be disregarded for purposes of calculating the amount disposed of by the party and the daily trading volume. The Daily Trade Amount shall apply to each such stockholder severally and not jointly, shall not be aggregated among or between such stockholders, and such stockholders shall not be required hereby to coordinate their sales or dispositions of Common Stock.

               "Demand Registration" has the meaning set forth in Section 3(a) of this Agreement.

               "Designated Holder" means each of the General Atlantic Stockholders, the Coinvestor Stockholders, the Vectis Stockholders and the Apex Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 9(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 (or any successor rule thereto).

               "Dragonfield" has the meaning set forth in the recitals to this Agreement.

               "Exchange" has the meaning set forth in the Convertible Note Purchase and Exchange Agreement.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               "GA Notes" has the meaning set forth in the recitals to this Agreement.

               "GAP Coinvestment" has the meaning set forth in the preamble to this Agreement.

               "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

               "GAP LP" has the meaning set forth in the preamble to this Agreement.

               "GapStar" has the meaning set forth in the preamble to this Agreement.

               "General Atlantic Stockholders" means GAP LP, GAP Coinvestment, GapStar, GmbH Coinvestment and any Affiliate of GAP LLC that, after the date hereof, acquires Registrable Securities.

               "GmbH Coinvestment" means GAPCO GmbH & Co. KG, a German limited partnership.

               "Great Affluent" has the meaning set forth in the recitals to this Agreement.

               "Heights Capital" has the meaning set forth in the preamble to this Agreement.

               "Holders' Counsel" has the meaning set forth in Section 6(a)(i) of this Agreement.

               "Incidental Registration" has the meaning set forth in Section 4(a) of this Agreement.

               "Indemnified Party" has the meaning set forth in Section 7(c) of this Agreement.

               "Indemnifying Party" has the meaning set forth in Section 7(c) of this Agreement.

               "Initiating Holders" has the meaning set forth in Section 3(a) of this Agreement.

               "Inspector" has the meaning set forth in Section 6(a)(vii) of this Agreement.

               "January Convertible Note Agreement" has the meaning set forth in the recitals to this Agreement.

               "January 2004 Notes" has the meaning set forth in the recitals to this Agreement.

               "Liability" has the meaning set forth in Section 7(a) of this Agreement.

               "Lion Cosmos" has the meaning set forth in the recitals to this Agreement.

               "March Convertible Note Agreement" has the meaning set forth in the recitals to this Agreement.

               "March 2004 Notes" has the meaning set forth in the recitals to this Agreement.

               "NASD" means the National Association of Securities Dealers, Inc.

               "Passport Capital" has the meaning set forth in the preamble to this Agreement.

               "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               "Public Offering" means any public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

               "Records" has the meaning set forth in Section 6(a)(vii) of this Agreement.

               "Registrable Securities" means each of the following: (a) any and all shares of Common Stock issued or issuable upon conversion of shares of Series D Preferred Stock or exercise of the Warrants, and, subject to Stockholder Approval, any and all shares of Common Stock issued or issuable upon conversion of shares of Series E Preferred Stock, (b) if the Subsequent Closing does not occur by August 15, 2004, the shares of Common Stock issued upon conversion of the January 2004 Notes and the March 2004 Notes, (c) any other shares of Common Stock acquired or owned by any of the Designated Holders after the date hereof if such Designated Holder is an Affiliate of the Company and (d) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

               "Registration Expenses" has the meaning set forth in Section 6(d) of this Agreement.

               "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

               "Rights Offering" has the meaning set forth in the Convertible Note Purchase and Exchange Agreement.

               "Sagamore" has the meaning set forth in the preamble to this Agreement.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Series D Preferred Stock" has the meaning set forth in the recitals to this Agreement.

               "Series E Preferred Stock" has the meaning set forth in the recitals to this Agreement.

               "Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

               "Stockholder Approval" has the meaning set forth in the Convertible Note Purchase and Exchange Agreement.

               "Valid Business Reason" has the meaning set forth in Section 3(a) of this Agreement.

               "Vectis" has the meaning set forth in the preamble of this Agreement.

               "Vectis Stockholders" means Vectis and any Affiliate thereof that, after the date hereof, acquires Registrable Securities.

               "Warrants" has the meaning set forth in the recitals to this Agreement.

        2. General; Securities Subject to this Agreement.

               (a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

               (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis, or
(iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

               (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

        3. Demand Registration.

               (a) Request for Demand Registration. At any time after the earliest of (i) the expiration or consummation of the exercise of the right of the General Atlantic Stockholders and the Coinvestor Stockholders (or their respective permitted transferees) to purchase those shares of Series E Preferred Stock offered in the Rights Offering but not acquired by holders of shares of the Company's Common Stock, (ii) the termination of the Rights Offering and the occurrence of the special meeting to seek Stockholder Approval and (iii) August 15, 2004, if the Conversion and Exchange and the Conversion have not occurred on or prior to such date, each of (A) the General Atlantic Stockholders, (B) the Coinvestor Stockholders, (C) Apex Capital, (D) Passport Capital, (E) Crosslink,
(F) Sagamore, (G) Criterion and (H) Heights Capital (the "Initiating Holders"), may each make a written request to the Company to register, and the Company shall register, under the Securities Act and on an appropriate registration statement form as reasonably determined by the Company and approved by the Initiating Holders (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect more than one such Demand Registration for the General Atlantic Stockholders (subject to Section 3(e)(ii) below), more than one such Demand Registration for the Coinvestor Stockholders (subject to Section 3(e)(ii) below), more than one such Demand Registration for Apex Capital (subject to
Section 3(e)(ii) below), more than one such Demand Registration for Passport Capital (subject to Section 3(e)(ii) below), more than one such Demand Registration for Crosslink (subject to Section 3(e)(ii) below), more than one such Demand Registration for Sagamore (subject to Section 3(e)(ii) below), more than one such Demand Registration for Criterion (subject to Section 3(e)(ii) below) and more than one such Demand Registration for Heights Capital (subject to Section 3(e)(ii) below). If following receipt of a written request for a Demand Registration the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "Valid Business Reason"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety
(90) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one Director appointed by the General Atlantic Stockholders, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating

Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

               (b) Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section 3(b). Within five (5) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to
Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10 day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

               (c) Effective Demand Registration. The Company shall use all commercially reasonable efforts to cause any such Demand Registration to be filed not later than thirty (30) days after it receives a request under Section 3(a) hereof and to become and remain effective as soon as practicable thereafter but, in any event, not later than ninety (90) days (or, if the Company is eligible to effect such registration on Form S-3, sixty (60) days) after such filing. A registration shall not constitute a Demand Registration unless it has become effective and remains continuously effective until the earlier of the date (i) on which all Registrable Securities registered in the Demand Registration are sold and (ii) that is the second anniversary of the effectiveness of the Registration Statement relating to such Demand Registration; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

               (d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective, except for an underwritten Demand Registration pursuant to Section 3(e)(i)(y) below, as to which each participating Designated Holder shall bear its pro rata portion of expenses based on the number of shares of Common Stock registered pursuant thereto.

               (e) Underwriting Procedures.

                        (i) If (x) any of the Initiating Holders so elects for itself or (y) with respect to any given trading day, a Designated Holder proposes to sell or dispose of more than the Daily Trade Amount and the Company's board of directors determines in good faith that it is necessary for an orderly distribution to be made pursuant to a firm commitment underwritten offering, then the Company shall use all commercially reasonable efforts to cause such Demand Registration to be in the form of, and such Designated Holder or Designated Holders shall be obligated to sell or dispose of its or their Registrable Securities pursuant to, a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to
Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company in its reasonable opinion that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration by removing from such registration securities owned, first by the Company and second by the Designated Holders (including the Initiating Holders) pro rata based on the number of Registrable Securities owned by each such Designated Holder.

                        (ii) If an Initiating Holder makes a request for a Demand Registration and, pursuant to Section 3(e)(i) above, the Approved Underwriter advises the Company to reduce the aggregate amount of Registrable Securities requested to be included in such offering such that less than seventy-five percent (75%) of the Registrable Securities requested to be included by any Initiating Holder are ultimately included in and sold pursuant to such Demand Registration, the Initiating Holder shall have the right to require the Company to effect an additional Demand Registration; provided, however, that in no event shall the aggregate number of Demand Registrations to be effected by the Company for any one Initiating Holder exceed two (2).

               (f) Selection of Underwriters. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders.

        4. Incidental or "Piggy-Back" Registration.

               (a) Request for Incidental Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use all commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company or on the account of the selling stockholder that caused the registration statement that has triggered the Incidental Registration to be filed, as the case may be; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder; and third, any other securities requested to be included in such offering.

               (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

        5. Holdback Agreements.

               (a) Restrictions on Public Sale by Designated Holders. To the extent (i) requested (A) by the Company or the Initiating Holders, as the case may be, in the case of a non-underwritten public offering and (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering and (ii) all of the Company's officers, directors and holders in excess of one percent (1%) of its outstanding capital stock execute agreements identical to those referred to in this Section 5(a), each Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable

Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a public sale any Registrable Securities and (y) not to make any request for a Demand Registration under this Agreement, during the ninety (90) day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of the Registration Statement (except as part of such registration) for such public offering. No Designated Holder of Registrable Securities subject to this Section 5(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this
Section 5(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released. All Designated Holders of Registrable Securities shall be automatically released from any obligations under any agreement, arrangement or understanding entered into pursuant to this
Section 5(a) immediately upon the expiration of the 90 day period, and in any case, on the date that is two years from the date of this Agreement.

               (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

        6. Registration Procedures.

               (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 or Section 4 of this Agreement, the Company shall use all commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                        (i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an adequate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

                        (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                        (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                        (iv) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                        (v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                        (vi) enter into and perform customary agreements (including an underwriting agreement containing representations, warranties, covenants and indemnities for securities law matters and otherwise in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3 or Section 4, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

                        (vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                        (viii) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter reasonably requests;

                        (ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, if reasonably available, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

                        (x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the

Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                        (xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                        (xii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                        (xiii) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

               (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

               (c) Notice to Discontinue. Each Designated Holder agrees that, not more than two times in any 12-month period, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(v), such Designated Holder shall, for a total period not longer than 90 days during each such 12-month period (inclusive of any delay pursuant to a Valid Business Reason under Section 3(a) or period during which the Designated Holder is unable to dispose of Registrable Securities under the Registration Statement pursuant to a notice by the Company under Section 6(a)(v) hereof), forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(v).

               (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any reasonable legal fees, charges and expenses incurred by one counsel for the General Atlantic Stockholders. All of the expenses described in the preceding sentence of this Section 6(d) are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities.

        7. Indemnification; Contribution.

               (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 7(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

               (b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to
Section 3 or Section 4 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 7(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 7(b) shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

               (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

               (d) Contribution. If the indemnification provided for in this
Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b) and 7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        8. Rule 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

        9. Miscellaneous.

               (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use all commercially reasonable efforts to cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

               (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

               (c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

               (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the General Atlantic Stockholders, Coinvestor Stockholders, Vectis Stockholders and Apex Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the General Atlantic Stockholders, Coinvestor Stockholders, Vectis Stockholders and Apex Stockholders; provided, however, that to the extent any amendment or waiver shall adversely affect any of such stockholders, such amendment or waiver shall require the prior written consent of each stockholder so adversely affected. Any such written consent shall be binding upon the Company and all of the Designated Holders.

               (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                      (i)    if to the Company:

                             Critical Path, Inc.
                             350 The Embarcadero
                             San Francisco, CA 94105-1204
                             Telecopy: (415) 541-2300
                             Attention: Chief Financial Officer

                             with a copy to:

                             Pillsbury Winthrop LLP
                             50 Fremont Street
                             San Francisco, CA  94105
                             Telecopy:  (415) 983-1200
                             Attention: Gregg F. Vignos, Esq.

                      (ii)   if to the General Atlantic Stockholders:

                             c/o General Atlantic Service Company
                             3 Pickwick Plaza
                             Greenwich, CT  06830
                             Telecopy:  (203) 622-8818
                             Attention: Matthew Nimetz
                                        Thomas J. Murphy

                             with a copy to:

                             Paul, Weiss, Rifkind, Wharton & Garrison LLP
                             1285 Avenue of the Americas
                             New York, NY 10019-6064
                             Telecopy:  (212) 757-3990
                             Attention:  Douglas A. Cifu, Esq.

                      (iii)  if to Campina, Great Affluent, Dragonfield or Lion
                      Cosmos:

                             c/o 7th Floor
                             Cheung Kong Center
                             2 Queen's Road Central
                             Hong Kong
                             Telecopy:  (852) 2845-2057
                             Attention:  Mr. Edmond Ip

                      (iv)   if to Cenwell:

                             c/o 22nd Floor
                             Hutchison House
                             10 Harcourt Road
                             Hong Kong
                             Telecopy:  (852) 2128-1778
                             Attention: Company Secretary

                      (v)    if to Vectis:

                             c/o Vectis Group, LLC
                             117 Greenwich Street
                             San Francisco, CA 94111
                             Telecopy: 415-352-5310
                             Attention: Matthew Hobart
                             with a copy to:

                             Kirkland & Ellis
                             153 East 53rd Street
                             New York, NY 10022-4675
                             Telecopy: 212-446-4900
                             Attention: Michael Movsovich, Esq.

                      (vi)   if to Apex Capital:

                             Apex Capital, LLC
                             25 Orinda Way, Suite 300
                             Orinda, CA 94563
                             Telecopy:  (925) 253-1809
                             Attention: Adam Fiore, General Counsel

                      (vii)  if to Passport Capital:

                             Passport Capital, LLC
                             One Sansome Street, 39th Floor
                             San Francisco, CA 94104
                             Telecopy:  (415) 399-7608
                             Attention: John Burbank, Managing Partner

                      (viii) if to Crosslink:

                             Crosslink Capital
                             Two Embarcadero Center, Suite 2200
                             San Francisco, CA 94111
                             Telecopy:  (415) 617-1801
                             Attention: Jason Sanders

                      (ix)   if to Sagamore:

                             Sagamore Hill Hub Fund, Ltd.
                             c/o Sagamore Hill Capital Management
                             10 Glenville Street, 3rd Floor
                             Greenwich, CT 06831
                             Telecopy:  (203) 422-7214
                             Attention: Legal Department

                      (x)    if to Criterion:

                             Criterion Capital Management
                             One Maritime Plaza, Suite 1460
                             San Francisco, CA 94111
                             Telecopy:___________________

                             Attention: R. Daniel Beckham

                      (xi)   if to Heights Capital:

                             Capital Ventures International
                             c/o Heights Capital Management, Inc.
                             425 California Street, Suite 1100
                             San Francisco, CA 94104
                             Telecopy:  (415) 403-6525
                             Attention: Martin Kobinger

                      (xii) if to any other Designated Holder, at its address as it appears on the record books of the Company.

        All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9(e) designate another address or Person for receipt of notices hereunder.

               (f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and related rights of the General Atlantic Stockholders, the Coinvestor Stockholders or the Apex Stockholders contained in Section 3 hereof shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a General Atlantic Stockholder, a Coinvestor Stockholder or an Apex Stockholder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, transferred only with the consent of the Company which consent shall not be unreasonably withheld, conditioned or delayed. The incidental or "piggy-back" registration rights of the Designated Holders contained in Sections 3(b) and 4 hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security so long as such transferee agrees to be bound by this Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

               (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               (k) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

               (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. Subject to Section 9(o), upon the Subsequent Closing (as defined in the Convertible Note Purchase and Exchange Agreement and the Convertible Note Agreements), this Agreement shall supersede all prior agreements and understandings among the parties with respect to such subject matter.

               (m) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

               (n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement, the Convertible Note Purchase and Exchange Agreement, the Convertible Note Agreements or the Amended and Restated Stockholders Agreement.

               (o) Effective Date and Termination. Subject to the provisions of this Section 9(o), this Agreement shall become effective immediately following the Subsequent Closing. If the Subsequent Closing does not occur and the obligation to consummate the Conversion and the Exchange and the Conversion has been terminated pursuant to Article IX of the Convertible Note Purchase and Exchange Agreement or Article IX of the Convertible Note Agreements, then this Agreement shall become effective as of the date of such termination; provided, however, that Registrable Securities shall not include any shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock.

              [the remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Registration Rights Agreement on the date first written above.

                             CRITICAL PATH, INC.



                             By:     /s/ William E. McGlashan
                                    --------------------------------------------
                                    Name: William E. McGlashan
                                    Title: Chairman, Chief Executive Officer



   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             GENERAL ATLANTIC PARTNERS 74, L.P.

                                    By:     GENERAL ATLANTIC PARTNERS, LLC,
                                            its General Partner

                                    By:      /s/ Steven A. Denning
                                            ------------------------------------
                                            Name: Steven A. Denning
                                            Title: A Managing Member

                             GAP COINVESTMENT PARTNERS II, L.P.

                             By:     /s/ Steven A. Denning
                                    --------------------------------------------
                                    Name: Steven A. Denning
                                    Title: A General Partner

                             GAPSTAR, LLC

                                    By:     GENERAL ATLANTIC PARTNERS, LLC,
                                            its Managing Member

                                    By:      /s/ Steven A. Denning
                                            ------------------------------------
                                            Name: Steven A. Denning
                                            Title: A Managing Member

                             GAPCO GMBH & CO. KG

                                    By:     GAPCO MANAGEMENT GMBH,
                                            its General Partner

                                    By:      /s/ Steven A. Denning
                                            ------------------------------------
                                            Name: Steven A. Denning
                                            Title: A Managing Director


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             VECTIS CP HOLDINGS, LLC,
                             a Delaware limited liability company

                             By:    VECTIS GROUP, LLC
                                    its Managing Member

                             By:     /s/ Matthew T. Hobart
                                    --------------------------------------------
                                    Name: Matthew T. Hobart
                                    Title: Managing Director


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             CENWELL LIMITED

                             By:     /s/ Ip Tak Chuen, Edmond
                                    --------------------------------------------
                                    Name: Ip Tak Chuen, Edmond
                                    Title: Authorised Person

                             CAMPINA ENTERPRISES LIMITED

                             By:     /s/ Ip Tak Chuen, Edmond
                                    --------------------------------------------
                                    Name: Ip Tak Chuen, Edmond
                                    Title: Director

                             GREAT AFFLUENT LIMITED

                             By:     /s/ Ip Tak Chuen, Edmond
                                    --------------------------------------------
                                    Name: Ip Tak Chuen, Edmond
                                    Title: Director

                             DRAGONFIELD LIMITED

                             By:     /s/ Paul Yee Wan, Ezra
                                    --------------------------------------------
                                    Name: Paul Yee Wan, Ezra
                                    Title: Authorised Person

                             LION COSMOS LIMITED

                             By:     /s/ Paul Yee Wan, Ezra
                                    --------------------------------------------
                                    Name: Paul Yee Wan, Ezra
                                    Title: Director


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             PERMAL U.S. OPPORTUNITIES LIMITED

                             By: Apex Capital, LLC, its Authorized Investment Advisor

                                    By: /s/ Sanford J. Colen
                                       -----------------------------------------
                                    Name: Sanford J. Colen
                                    Title: Manager and Principal

                             ZAXIS PARTNERS, L.P.

                             By:    Apex Capital, LLC, its General Partner

                                    By: /s/ Sanford J. Colen
                                       -----------------------------------------
                                       Name: Sanford J. Colen
                                       Title: Manager and Principal

                             ZAXIS EQUITY NEUTRAL, L.P.

                             By:    Apex Capital, LLC, its General Partner

                                    By: /s/ Sanford J. Colen
                                       -----------------------------------------
                                       Name: Sanford J. Colen
                                       Title: Manager and Principal

                             ZAXIS OFFSHORE LIMITED

                             By: Apex Capital, LLC, its Authorized Investment Advisor

                                    By: /s/ Sanford J. Colen
                                       -----------------------------------------
                                       Name: Sanford J. Colen
                                       Title: Manager and Principal


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             ZAXIS INSTITUTIONAL PARTNERS, L.P.

                             By:  Apex Capital, LLC, its General Partner

                                    By: /s/ Sanford J. Colen
                                       -----------------------------------------
                                       Name: Sanford J. Colen
                                       Title: Manager and Principal

                             GUGGENHEIM PORTFOLIO COMPANY XIII

                             By: Apex Capital, LLC, its Authorized Investment Advisor


                                    By: /s/ Sanford J. Colen
                                       -----------------------------------------
                                       Name: Sanford J. Colen
                                       Title: Manager and Principal


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             PASSPORT MASTER FUND, LP



                             By:     /s/ John Burbank
                                    --------------------------------------------
                                    Name: John Burbank
                                    Title: Managing Partner


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             CROSSLINK CROSSOVER FUND IV, L.P.

                             By:    Crossover Fund IV Management, L.L.C.,
                                    its General Partner

                                    By: /s/ Michael J. Stark
                                       -----------------------------------------
                                       Name: Michael J. Stark
                                       Title: Managing Member


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             SAGAMORE HILL HUB FUND, LTD.

                             By: Sagamore Hill Capital Management L.P., Investment Manager


                                    By: /s/ Steven H. Bloom
                                       -----------------------------------------
                                       Name: Steven H. Bloom
                                       Title:  President


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             CAPITAL VENTURES INTERNATIONAL

                             By:    Heights Capital Management, Inc., an
                                    authorized signatory

                                    By: /s/ Martin Kobinger
                                       -----------------------------------------
                                       Name: Martin Kobinger
                                       Title: Investment Manager


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             CRITERION CAPITAL PARTNERS, LTD.

                             By:    Derivatives Portfolio Management, an
                                    authorized signatory

                                    By: /s/ Guy J. Castranova
                                       -----------------------------------------
                                       Name: Guy J. Castranova
                                       Title:  Chief Operating Officer

                             CRITERION CAPITAL PARTNERS, INSTITUTIONAL

                             By:    Criterion Capital Partners, LLC, an
                                    authorized signatory

                                    By: /s/ R. Daniel Beckham
                                       -----------------------------------------
                                       Name: R. Daniel Beckham
                                       Title:  Chief Operating Officer

                             CRITERION CAPITAL PARTNERS, L.P.

                             By:    Criterion Capital Partners, LLC, an
                                    authorized signatory

                                    By: /s/ R. Daniel Beckham
                                       -----------------------------------------
                                       Name: R. Daniel Beckham
                                       Title:  Chief Operating Officer


   SIGNATURE PAGE TO THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT